UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 21, 2026
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 21, 2026, lululemon athletica inc. entered into an employment agreement with Heidi O’Neill whereby it agreed to appoint Ms. O’Neill as Chief Executive Officer and as a member of our board of directors, in each case effective September 8, 2026. Meghan Frank and Andre Maestrini are expected to continue serving as interim co-Chief Executive Officers, and Marti Morfitt is expected to continue serving as executive chair, until Ms. O’Neill joins the company.
Ms. O’Neill, 61, recently concluded a 27-year tenure with Nike, Inc. Most recently, she served as President, Consumer, Product & Brand from 2023 to 2025. In that role, Ms. O’Neill led the integration of global men’s, women’s and kids’ consumer and sport teams, the global product and innovation engine, and global brand marketing and sports marketing. Prior to that, Ms. O’Neill served as President, Consumer & Marketplace from 2020 to 2023, and previously held a variety of leadership roles at Nike, including President, Nike Direct, and Vice President and General Manager of Nike’s North America apparel business. Ms. O’Neill began her career in advertising at Foote, Cone & Belding and as Director of Marketing for the Dockers brand at Levi Strauss & Co. Ms. O’Neill currently serves on the boards of directors of Hyatt Hotels Corporation, Lithia Motors, Inc. and Spotify Technology S.A.
There are no arrangements or understandings between Ms. O’Neill and any other person pursuant to which she was selected as our Chief Executive Officer. There are no family relationships between Ms. O’Neill and any of our directors or executive officers and no transactions requiring disclosure under Item 404(a) of Regulation S-K.
Pursuant to the employment agreement, Ms. O’Neill will receive an initial annual base salary of $1,400,000 and will be eligible to receive, for fiscal 2026 and each fiscal year during her employment with us, an annual target performance bonus of 200% of her base salary, with the maximum payout being 200% of target for fiscal 2026, each of which may be increased (but not decreased without mutual written agreement) by our board of directors, if specified financial performance and individual performance goals are met for that year. Ms. O’Neill will also be eligible for annual equity awards equal to approximately $10,000,000, consisting of 60% performance-vesting restricted stock units and 40% stock options with her fiscal 2026 annual grant pro-rated based on the period served during fiscal 2026. In addition, in connection with the commencement of her employment, Ms. O’Neill will receive a one-time grant of a number of time-vesting restricted stock units equal to $2,800,000. At that same time, Ms. O’Neill will also receive a one-time grant of stock options equal to $4,200,000. These restricted stock units and options will vest as to 50% on each of the first and second anniversary dates of the grant date if she continues to be employed by us on each such vesting date. The employment agreement also provides that Ms. O’Neill will be eligible for retirement vesting treatment with respect to her outstanding equity awards, if her age and service equals or exceeds 65, with a minimum of three years of service. In exchange for Ms. O’Neill’s agreement to remain employed by us for a period of 24 months from her employment start date, Ms. O’Neill will receive a one-time cash retention bonus in the amount of $2,000,000, with respect to which Ms. O’Neill has agreed to reimburse us a prorated after-tax amount in the event she resigns without good reason or her employment is terminated by us for cause within 24 months from her employment start date.
Ms. O’Neill’s employment may be terminated by her or by us at any time. In the event Ms. O’Neill resigns without good reason or we terminate her employment for cause, she will receive only her base salary then in effect and benefits earned and payable as of the date of termination. In the event Ms. O’Neill resigns for good reason or we terminate Ms. O’Neill’s employment without cause, and subject to her compliance with the surviving terms of the employment agreement and a restrictive covenant agreement and execution of a full release, in addition to the amounts described above, Ms. O’Neill will be entitled to (i) a severance payment equal to 24 months of her then-current base salary; and (ii) full vesting of all outstanding equity awards, with, in the case of stock options, extended exercisability through the end of the original term, and, in the case of performance-vesting awards, based on actual performance and paid at the same time as active employees.
The foregoing description of the principal terms of Ms. O’Neill’s employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is filed with this current report as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure
On April 22, 2026, we issued a press release announcing the entry into an employment agreement with Heidi O’Neill, pursuant to which we agreed to appoint Ms. O’Neill as our Chief Executive Officer and as a member of our board of directors, effective September 8, 2026. A copy of this press release is furnished with this current report as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this current report, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement with Heidi O’Neill, dated April 21, 2026

99.1	Press release issued on April 22, 2026.

104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: April 22, 2026	/s/ MEGHAN FRANK
Meghan Frank
Interim Co-Chief Executive Officer and Chief Financial Officer